Exhibit 3(a)

DEAN HELLER

Entity Number: E0928042006-5

206 North Carson Street

Document Number: 200608151131-97

Carson City, Nevada 89701-4299

Date Filed: 12/20/2006 9:27:22 AM

(775) 684 5708

Website: secretaryofstate.biz

In the office of Dean Heller, Secretary of State

Articles of Incorporation

           (PURSUANT TO NRS 78)

1.

Name of Corporation:

Chindia, Inc.

2.

Resident Agent

Steven M. Kunkle

Name and Street

1725 Minda Drive, Eugene, Oregon 97401

Address

3.

Shares

Number of Shares with par value: 75,000,000   Par Value $.001

4.

Name &

Steven M. Kunkle

Addresses

1725 Minda Drive, Eugene, Oregon 97401

Of Board of

Directors/Trustees

5.

Purpose

Any and All Legal Purposes

6.

Name, addresses

Steven M. Kunkle

Signed:

/s/ Steven M. Kunkle

And signature of

1725 Minda Drive, Eugene, Oregon 97401

incorporator

7.

Certificate of

I hereby accept appointment as Resident Agent for the above named corporation

Acceptance of

Appointment of

Signed:

/s/Dana Anderson

  Date

12/19/2006

Resident Agent

Dana Anderson